Filed Pursuant to Rule 424(b)(3)
Registration No. 333-276334

PROSPECTUS SUPPLEMENT NO. 26
(to Prospectus dated June 25, 2024)

Up to 1,997,116 Shares of Common Stock

1,700,884 Shares of Common Stock Underlying the Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated June 25, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-11 (File No. 333-276334) with the information contained in (i) our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 21, 2025, and (ii) our Current Report on Form 8-K, filed with the Commission on March 28, 2025 (collectively, the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “AIRE.” On March 27, 2025, the closing price of our common stock was $1.17.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

We are a “controlled company” under the Nasdaq listing rules because Giri Devanur, our chief executive officer and chairman, owns approximately 59.87% of our outstanding common stock. As a controlled company, we are not required to comply with certain of Nasdaq’s corporate governance requirements; however, we will not take advantage of any of these exceptions.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 28, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Mutual Settlement and Release Agreement with Unreal Estate Inc.

As previously disclosed, on November 29, 2024: (i) reAlpha Tech Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), with Unreal Estate LLC (the “Seller”), USRealty Brokerage Solutions, LLC (“US Realty”) and Unreal Estate Inc. (“Unreal Estate”), pursuant to which, on November 20, 2024 the Company acquired from the Seller 100% of the membership interests of US Realty that were outstanding immediately prior to the execution of the Purchase Agreement; (ii) the Company entered into a Letter Agreement (the “Letter Agreement”), with the Seller and Unreal Estate, pursuant to which the Company agreed to purchase an aggregate amount of $600,000 of convertible promissory notes from Unreal Estate in a series of six installments; and (iii) Unreal Estate issued and sold to the Company, pursuant to the terms of the Letter Agreement, a convertible promissory note in the original principal amount of $60,000 (the “Note,” and together with the Purchase Agreement and the Letter Agreement, the “Agreements”).

On March 19, 2025, the Company entered into a Mutual Settlement and Release Agreement (the “Settlement Agreement”), with Unreal Estate, to resolve certain claims and disputes between the Company and Unreal Estate related to their respective obligations under the Agreements and the transactions contemplated thereby. Pursuant to the Settlement Agreement, the Company agreed to pay Unreal Estate a total sum of $80,000 in cash within one business day following Unreal Estate’s execution and delivery of the Settlement Agreement, and the parties agreed that the Company will retain full ownership of and control over the membership interests of US Realty that the Company had acquired pursuant to the Purchase Agreement.

The Settlement Agreement also includes a mutual release of claims whereby each of the Company and Unreal Estate agreed (on behalf of themselves and their respective affiliates, successors and assigns) to release the other party of any known and unknown claims arising out of or related to the Agreements and other specified agreements entered into in connection therewith, subject to certain exceptions only with respect to the release of claims given by the Company.

Pursuant to and as a result of the Settlement Agreement, the Note was cancelled and the parties confirmed the termination of the Letter Agreement. In addition, the Settlement Agreement contains representations, warranties and covenants that are customary for transactions of this type.

The foregoing description of the Settlement Agreement does not purport to be complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Streeterville Capital, LLC Exchange Agreement

On March 20, 2025, the Company and Streeterville Capital, LLC (the “Note Holder”), the holder of that certain outstanding secured promissory note issued on August 14, 2024 (the “Original Note”), entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Company and the Note Holder agreed to (i) partition a new secured promissory note in the form of the Original Note (the “Partitioned Note”) in the original principal amount of $20,000 (the “Exchange Amount”) and then cause the outstanding balance of the Original Note to be reduced by the Exchange Amount; and (ii) exchange the Partitioned Note for the delivery of 15,873 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share, at an effective price per Exchange Share equal to $1.26, which is the Minimum Price as defined in Nasdaq Listing Rule 5635(d) (the “Exchange”).

The Exchange Agreement also contain representations, warranties and covenants that are customary for this type of transaction.

The foregoing description of the Exchange Agreement does not purport to be complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

1

Item 1.02 Termination of a Material Definitive Agreement.

To the extent required, the information under the heading “Mutual Settlement and Release Agreement with Unreal Estate Inc.” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required, the information under the heading “Streeterville Capital, LLC Exchange Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offer and sale of the Exchange Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the Exchange Shares are being issued in exchange for the Partitioned Note which is another outstanding security of the Company; (b) there is no additional consideration of value being delivered by the Note Holder in connection with the Exchange; and (c) there are no commissions or other remuneration being paid by the Company in connection with the Exchange.

As of March 21, 2025, the Company has 46,230,934 shares of common stock outstanding, which includes the Exchange Shares that will be issued in the Exchange.

Item 8.01 Other Events.

On March 19, 2025, GEM Yield Bahamas Limited (“GYBL”) filed a complaint against the Company in the United States District Court for the Southern District of New York (the “Action”). The Action concerns a certain warrant to purchase common stock, issued by the Company to GYBL, on October 23, 2023 (the “Warrant”). GYBL’s complaint asserts two causes of action against the Company: (1) breach of the Warrant, and (2) declaratory relief concerning the validity and enforceability of the Warrant. In addition to the declaratory relief, GYBL is seeking monetary damages in an amount to be determined at trial, specific performance of the Warrant and attorneys’ fees and litigation costs. The Company intends to defend against GYBL’s claims and litigate its legal rights to the fullest extent, in the best interest of its stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Mutual Settlement and Release Agreement, dated as of March 19, 2025, between reAlpha Tech Corp. and Unreal Estate Inc.
10.2*	Exchange Agreement, dated as of March 20, 2025, between reAlpha Tech Corp. and Streeterville Capital, LLC.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2025	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

3

Exhibit 10.1

MUTUAL SETTLEMENT AND RELEASE AGREEMENT

This Mutual Settlement and Release Agreement (the “Agreement”) is entered into as of March 19, 2025, by and between reAlpha Tech Corp., a Delaware corporation with its principal place of business at 6515 Longshore Loop, Dublin, Ohio 43017 (“reAlpha”), and Unreal Estate Inc., a Delaware corporation with its principal place of business at ______________ (“Unreal Estate”). reAlpha and Unreal Estate may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into certain agreements, including the following (collectively the “Agreements”):

1.	Convertible Promissory Note dated November 19, 2024 (the “Note”);

2.	Letter Agreement dated November 19, 2024 (the “Letter Agreement”);

3.	Assignment of Membership Interest dated November 19, 2024 (the “Assignment Agreement”);

4.	USRealty Membership Interest Purchase Agreement dated November 19, 2024 (the “Purchase Agreement”);

WHEREAS, disputes have arisen between the Parties regarding their respective obligations under the Agreements, and the Parties now desire to fully and finally settle and resolve all disputes, obligations, and claims between them;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. PAYMENT

1.1. Settlement Payment. reAlpha shall pay Unreal Estate the total sum of Eighty Thousand Dollars ($80,000.00) in cash (the “Settlement Payment”).

1.2. Payment Terms. The Settlement Payment shall be delivered by the close of business, one business day following the execution and delivery of this Agreement by Unreal Estate and the provision of the audit results by Unreal Estate (or on the following Tuesday if the deadline falls on a Monday). The payment shall be deemed delivered when dropped in the mail or a wire has been initiated.

1.3. Audit.  Contemporaneous with execution and delivery of this Agreement to reAlpha,  Unreal Estate will provide reAlpha the results of the independent third party audit of realpha.com.

2. OWNERSHIP OF MEMBERSHIP INTERESTS

2.1. USRealty Shares. reAlpha shall retain full ownership and control over all membership interests in USRealty Brokerage Solutions, LLC, free and clear of any claims by Unreal Estate.

3. MUTUAL RELEASE

3.1. Release by Unreal Estate. Unreal Estate, on behalf of itself and its affiliates, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges reAlpha, its officers, directors, employees, agents, representatives, successors, and assigns, from any and all claims, demands, liabilities, actions, causes of action, obligations, damages, and expenses (including attorney’s fees) of any kind, known or unknown, arising out of or related to the Agreements.

3.2. Release by reAlpha. reAlpha, on behalf of itself and its affiliates, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges Unreal Estate, its officers, directors, employees, agents, representatives, successors, and assigns, from any and all claims, demands, liabilities, actions, causes of action, obligations, damages, and expenses (including attorney’s fees) of any kind, known or unknown, arising out of or related to the Agreements, except as to the representations and warranties of Seller in the USRealty Purchase Agreement and in the Assignment Agreement, transferring all title, rights and interests in USRealty to reAlpha (which transfer is reaffirmed). Notwithstanding anything to the contrary, this Agreement shall not release Ryan Gehris from the Independent Contractor Agreement dated November 19, 2024.

For point of emphasis only, this release shall void the Letter Agreement and Note.

3.3. No Further Obligations. Except for the obligations expressly set forth in this Agreement, the Parties agree that all obligations, rights, and claims under the Agreements are hereby fully and finally released and extinguished.

4. CONFIDENTIALITY

4.1. Non-Disclosure. The Parties agree that the terms and conditions of this Agreement, as well as any negotiations or discussions related thereto, shall remain strictly confidential and shall not be disclosed to any third party, except as required by law or necessary to enforce the terms of this Agreement.

4.2. Limited Disclosure. Notwithstanding the foregoing, the Parties may disclose the existence of this Agreement to their legal and financial advisors, tax professionals, and auditors, provided that such persons agree to maintain the confidentiality of the Agreement.

2

5. NON-DISPARAGEMENT

5.1. Mutual Non-Disparagement. The Parties agree that neither they nor their respective officers, directors, employees, agents, or representatives shall make or publish, directly or indirectly, any disparaging, negative, or defamatory statements, whether oral or written, regarding the other Party, its business, or its personnel.

6. REPRESENTATIONS AND WARRANTIES

6.1. Each Party represents and warrants that it has full legal authority to enter into this Agreement, that it has not assigned or transferred any claims released herein, and that it has had the opportunity to consult with legal counsel before executing this Agreement.

6.2. reAlpha shall indemnify and hold harmless Unreal Estate (its officers, directors, employees, agents, representatives, and successors) from and against all claims made by reAlpha shareholders against Unreal Estate. Unreal Estate shall indemnify and hold harmless reAlpha (its officers, directors, employees, agents, representatives, and successors) from and against all claims made by its shareholders against reAlpha.

7. GENERAL PROVISIONS

7.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

7.2. No Admission of Liability. This Agreement is a compromise of disputed claims and shall not be construed as an admission of liability by either Party.

7.3. Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral.

7.4. Amendments. No modification or amendment of this Agreement shall be valid unless in writing and signed by both Parties.

7.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.6. Construction Against Drafter. This Agreement shall be deemed to have been drafted jointly by the Parties and shall not be construed for or against either Party on the basis of authorship.

7.7. Opportunity to Consult Counsel. Each Party acknowledges that it has had the opportunity to consult with independent legal counsel regarding this Agreement, and that it fully understands its rights and obligations hereunder.

7.8  Authority to Sign: The undersigned represent and warrant that they have the full legal right, power, and authority to bind and execute this Agreement on behalf of the entity for which they sign.

IN WITNESS WHEREOF, the Parties have executed this Mutual Settlement and Release Agreement as of the date first written above.

reALPHA TECH CORP.

By:	/s/ Giri Devanur
Name:	Giri Devanur
Title:	Chief Executive Officer

UNREAL ESTATE INC.

By:	/s/ Kyle Stoner
Name:	Kyle Stoner
Title:	Chief Executive Officer

3

Exhibit 10.2

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of March 20, 2025, by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and reAlpha Tech Corp., a Delaware corporation (“Borrower” or the “Company”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Original Note (defined below).

A. Borrower previously sold and issued to Lender that certain Secured Promissory Note dated August 14, 2024 (the “Original Note”), in the original principal amount of $5,455,000.00 pursuant to that certain Note Purchase Agreement dated August 14, 2024, by and between Lender and Borrower (the “Purchase Agreement,” and together with the Original Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B. Subject to the terms of this Agreement, Borrower and Lender desire to partition a new Secured Promissory Note in the form of the Original Note (the “Partitioned Note”) in the original principal amount of $20,000.00 (“Exchange Amount”) from the Original Note and then cause the outstanding balance of the Original Note to be reduced by an amount equal to the Exchange Amount, which represents the total outstanding balance of the Partitioned Note.

C. Borrower and Lender further desire to exchange (such exchange is referred to as the “Note Exchange”) the Partitioned Note for the delivery of 15,873 shares of the Company’s common stock, par value $0.001 (the “Common Stock”, and such 15,873 shares of Common Stock, the “Exchange Shares”), at an effective price per Exchange Share equal to $1.26, according to the terms and conditions of this Agreement.

D. The Note Exchange will consist of Lender surrendering the Partitioned Note in exchange for the Exchange Shares, which will be issued free of any restrictive securities legend pursuant to Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”). Other than the surrender of the Partitioned Note, no consideration of any kind whatsoever shall be given by Lender to Borrower in connection with this Agreement.

E. Lender and Borrower have agreed to exchange the Partitioned Note for the Exchange Shares on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Partition. Effective as of the date hereof, Borrower and Lender agree that the Partitioned Note is hereby partitioned from the Original Note. Following such partition of the Original Note, Borrower and Lender agree that the Original Note shall remain in full force and effect, provided that the outstanding balance of the Original Note shall be reduced by an amount equal to the Exchange Amount.

3. Issuance of Exchange Shares. Pursuant to the terms and conditions of this Agreement, the Exchange Shares shall be delivered to Lender on or before March 25, 2025, and the Note Exchange shall occur with Lender surrendering the Partitioned Note to Borrower on the Free Trading Date (as defined below). On the Free Trading Date, the Partitioned Note shall be cancelled and all obligations of Borrower under the Partitioned Note shall be deemed fulfilled. All Exchange Shares delivered hereunder shall be delivered via DWAC to Lender’s designated brokerage account. Subject to the applicable securities laws and regulations, Borrower agrees to provide all necessary cooperation or assistance that may be required to cause all Exchange Shares delivered hereunder to become Free Trading (the first date such occurs, the “Free Trading Date”). For purposes hereof, the term “Free Trading” means that (a) the Exchange Shares have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.

4. Closing. The closing of the transactions contemplated hereby (the “Closing”) along with the delivery of the Exchange Shares to Lender shall occur on the date that is mutually agreed to by Borrower and Lender by means of the exchange by email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

5. Holding Period, Tacking and Legal Opinion. Lender and Borrower agree that for the purposes of Rule 144 of the Securities Act, the holding period of the Partitioned Note and the Exchange Shares will include Lender’s holding period of the Original Note from August 14, 2024, which is the date that the Original Note was originally issued . Borrower agrees not to take a position contrary to this Section 5 in any document, statement, setting, or situation. Borrower agrees to take all action necessary to issue the Exchange Shares without restriction, and not containing any restrictive legend without the need for any action by Lender; provided that the applicable holding period has been met. In furtherance thereof, at the Closing, counsel to Lender may, in its sole discretion, provide an opinion that: (a) the Exchange Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements; and (b) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act. Borrower represents that it is not subject to Rule 144(i). The Exchange Shares are being issued in substitution of and exchange for and not in satisfaction of the Partitioned Note. The Exchange Shares shall not constitute a novation or satisfaction and accord of the Partitioned Note. Borrower acknowledges and understands that the representations and agreements of Borrower in this Section 5 are a material inducement to Lender’s decision to consummate the transactions contemplated herein.

2

6. Representations, Warranties and Agreements of Borrower. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Borrower’s obligations under the Original Note, (d) the issuance of the Exchange Shares is duly authorized by all necessary corporate action and the Exchange Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (e) Borrower has not received any consideration in any form whatsoever for issuing the Exchange Shares other than the surrender of the Partitioned Note, and (f) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

7. Representations Warranties and Agreements of Lender. In order to induce the Company to enter into this Agreement, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) the Lender understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein and in the Transaction Documents and this Agreement in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Exchange Shares, (d) the Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the the Partitioned Note or the Exchange Shares or the fairness or suitability of the investment in the Partitioned Note or the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Partitioned Note or the Exchange Shares, (e) the Lender is acquiring the Partitioned Note in the ordinary course of its business, the Lender has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Partitioned Note and Exchange Shares and has so evaluated the merits and risk of such investment and the Lender is an “accredited investor” as defined in Regulation D under the Securities Act, (f) the Lender owns the Original Note free and clear of any liens, (g) the issuance of the Exchange Shares shall not result in the Lender beneficially owning a number of shares of Common Stock, when aggregated with any other shares of Common Stock beneficially owned at such time, that would result in the Lender beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) more than 9.99% of all of the issued and outstanding shares of Common Stock, (h) the Lender understands that this Agreement does not constitute an admission of liability by any party, including any admission of default under the Transaction Documents and (i) Lender hereby waives any breach of or failure to perform any of the Company’s covenants, obligations, conditions or agreements contained in any of the Transaction Documents, including Section 4(vii) of the Purchase Agreement, with respect to the acquisition of GTG Financial, Inc. (“GTG”), which was completed on February 20, 2025, and further agrees that any such breach or failure to perform shall not constitute an Event of Default, Major Trigger Event or Minor Trigger Event, provided that GTG executes a Guaranty, Security Agreement and IP Security Agreement within five (5) Trading Days of this Agreement.

3

8. Arbitration. By its execution of this Agreement, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement and the parties agree to submit all Claims (as defined in the Purchase Agreement) arising under this Agreement or any Transaction Document or other agreement between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.

9. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

11. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses  paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees and expenses.  Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

12. No Reliance. Borrower and Lender each acknowledge and agree that neither the Borrower or the Lender nor any of such party’s officers, directors, members, managers, equity holders, representatives or agents made any representations or warranties to the party or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, each of the Borrower and Lender are not relying on any representation, warranty, covenant or promise of the Borrower or Lender or such party’s officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

4

13. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

14. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

15. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Neither party shall assign this Agreement or any of its obligations herein without the prior written consent of the other party.

17. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Original Note, the Partitioned Note and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement and the Partitioned Note, on the one hand, and the Original Note or any other Transaction Document, on the other hand, the terms of this Agreement and the Partitioned Noted shall prevail.

18. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

19. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

20. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

REALPHA TECH CORP.

By:	/s/ Michael J. Logozzo
Name:	Michael J. Logozzo
Title:	Chief Operating Officer and President

LENDER:

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
Name:	John M. Fife
Title:	President

[Signature Page to Exchange Agreement]

6

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On March 24, 2025, reAlpha Tech Corp. (the “Company”) provided notice to A.G.P./Alliance Global Partners (“A.G.P.”) of its election to terminate that certain At the Market Sales Agreement, dated December 19, 2024, by and between the Company and A.G.P., as amended on January 31, 2025 and February 27, 2025 (as so amended, the “Sales Agreement”), which termination will be effective on March 29, 2025 in accordance with the terms of the Sales Agreement. Pursuant to the Sales Agreement, the Company was entitled to offer and sell, from time to time through A.G.P., shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $11,700,000 in an “at-the-market” equity offering program. Through March 24, 2025, the Company had sold an aggregate of 160,879 shares of Common Stock pursuant to the Sales Agreement, resulting in gross proceeds of $231,235.73.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on February 27, 2025, the Company terminated the employment of Jorge Aldecoa as the Company’s Chief Product Officer, effective immediately.

In connection with his termination, the Company and Mr. Aldecoa entered into a separation agreement, dated March 27, 2025 (the “Separation Agreement”), which contains a general release of claims, customary confidentiality and non-disparagement provisions and provides for a severance cash payment in the amount of $36,667, subject to applicable payroll deductions, payable in two equal monthly installments beginning on April 4, 2025.

The foregoing description of the Severance Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*+	Severance Agreement by and between reAlpha Tech Corp. and Jorge Aldecoa, dated March 27, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2025	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

2

Exhibit 10.1

March 27, 2025

Jorge Aldecoa

14808 SW 54th Street

Miramar, FL 33027

RE: Confidential Separation and General Release Agreement

Dear Mr. Aldecoa:

The purpose of this letter, including the General Release and Waiver of Claims attached as Exhibit A, is to set forth the terms of your separation from employment with reAlpha (the “Company”), effective February 27, 2025.

Hereinafter, the term “Agreement” shall mean this letter and the General Release and Waiver of Claims that is attached hereto as Exhibit A. The term “Release” shall mean the General Release and Waiver of Claims itself. This letter and the Release shall collectively act as your Confidential Separation and General Release Agreement with the Company.

1. STANDARD SEPARATION PROVISIONS (applicable regardless of whether you execute this Agreement)

a.	Your last day of employment with the Company was February 27, 2025 (the “Separation Date”). You were paid your regular rate of pay through the Separation Date, less applicable taxes and withholdings in accordance with the Company’s normal payroll practices.

b.	You acknowledge that the Company shall have no other financial obligations to you under any compensation or benefit plan, program or policy and your participation in the Company compensation and benefit plans, programs and policies ceased as of the Separation Date. You also acknowledge that you have been paid all your wages, or other compensation owed in connection with your employment with the Company, other than any severance payment(s) referenced below.

c.	If the Company receives requests for references from prospective employers, in accordance with existing policy, it will provide dates of employment and positions held.

d.	As agreed with Mike Logozzo, you must return to the Company all Company property, including but not limited to your Company-issued laptop, iPhone or other smartphone, iPad or other tablet, documents, records, files, notebooks, manuals, letters, notes, reports, customer and supplier lists, cost and profit data, e-mail, apparatus, computers, smartphones, hardware, software, drawings, blueprints, and any other material belonging to the Company or any of its customers, including all materials pertaining to Confidential Information, as defined herein, developed by you or others, and all copies of such materials, whether of a technical, business or fiscal nature, whether on the hard drive of a laptop or desktop computer, in hard copy, disk or any other format, which are in his possession, custody or control, and other documents and property that were created, developed, generated or received by you during your employment or that are the property of the Company, whether or not such items are confidential to the Company.

2. SPECIAL SEPARATION PROVISIONS (applicable upon execution of this Agreement, including the Release)

a.	In exchange for your promises and covenants hereunder, the Company will provide you with an amount representing eight (8) weeks of your current salary as severance payments (referred to herein as the “Severance Payments”). Such amount, which shall be paid out of payroll and subject to applicable payroll deductions, will be paid in equal monthly installments following the Company’s receipt of this executed Agreement, including the Release, subject to the following conditions:

(i)	you satisfactorily complete your employment with the Company up to and including the Separation Date; and

(ii)	you and the Company execute this Agreement, including the Release, within the time period set forth below and you do not revoke the Agreement, including the Release, as set forth in Paragraph 2(b); and

(iii)	you abide by all of your obligations under this Agreement.

b.	You understand and agree that you have been given at least twenty-one (21) calendar days from the date when you first received this Agreement and have been advised to obtain the advice and counsel of the legal representative of your choice. You further agree that material or immaterial changes to the terms or form of the Agreement do not restart the running of this twenty-one (21) day period. You understand that you may sign the Agreement at any time on or before the expiration of this twenty-one (21) day period, but that in no event may you sign the Agreement before close of business on the Separation Date. You also understand that for seven (7) calendar days after you sign the Agreement you have the right to revoke it by providing written notification to Mike Logozzo at , and that the Agreement will not become effective and enforceable until after the expiration of this seven (7) day period. However, you specifically understand and agree that any attempt to revoke the Agreement after the seven (7) day revocation period has expired is, or will be, ineffective. You also understand and agree that to receive the Severance Payments outlined above, you must execute and return this Agreement, including the Release, to Mike Logozzo at the email address set forth above.

c.	You understand and agree that none of the payments contemplated by this Agreement are intended to provide for the deferral of compensation within the meaning of 409A of the Internal Revenue Code. Notwithstanding the foregoing, neither the Company nor any of its employees, directors or agents shall have any obligation to mitigate, nor hold you harmless for any or all taxes (including any imposed under Section 409A) arising under this Agreement.

d.	You understand and agree that by signing the Release you are releasing the Company and the Released Parties (as defined in the Release) from any and all claims that you had, or may now have, against the Released Parties under the Age Discrimination in Employment Act, as amended, 29 U.S.C. §621, et seq. (the “ADEA”). You further acknowledge that you have had sufficient time to review this Agreement and the annexed Exhibit(s) and have been advised to consult with an attorney or legal advisor before signing the Agreement, including the Release.

3. GENERAL PROVISIONS

a.	In further consideration of this Agreement, you agree that confidentiality is a material term of the Agreement.

i.	You also agree to strictly maintain the confidentiality of this Agreement, including the Exhibit(s) hereto, and not to disclose their existence, terms and/or substance, including but not limited to the amount of the Severance Payments, except as set forth below.

ii.	You may disclose the fact of this Agreement, and the amount of money paid pursuant to its terms only to your immediate family members, your attorney, and any tax advisors. You may disclose this Agreement and/or its terms if compelled to do so by a court, by subpoena or by an administrative agency of competent jurisdiction, and to the extent permitted by Paragraph 3(i) below.

iii.	In the event you breach or threaten to breach any provision contained in this paragraph of the Agreement, the Company shall have the right to seek injunctive relief in any court of competent jurisdiction to have these provisions specifically enforced. This right shall be in addition to, and not in lieu of, any other rights and remedies available to the Company in law or in equity.

b.	You understand that during your employment with the Company, you may have had access to unpublished and otherwise confidential information both of a technical and non-technical nature, relating to the business of the Company, Tech Corp. each of the affiliates, or its and their customers, vendors, or other third parties, including without limitation, any of their actual or anticipated business, research or development, any of the technology or the implementation or exploitation thereof, including, without limitation, information you and others have collected, obtained or created, information pertaining to customers, accounts, vendors, prices, costs, materials, processes, codes, material results, technology, system designs, system specifications, materials of construction, trade secrets and equipment designs, including information disclosed to the Company by others under agreements to hold such information confidential (collectively, the “Confidential Information”). In further consideration of this Agreement, you agree that all Confidential Information that was disclosed to or learned by you during the course of your service to the Company will remain Confidential. Confidential Information is to be broadly defined and includes all information that has or could have commercial value or other utility in the business in which the Company or any of its affiliates is engaged or in which it contemplates engaging. Notwithstanding the foregoing, however, you shall be permitted to disclose Confidential Information as may be required by a subpoena or other governmental order, provided that you first notify the Company of such subpoena, order or other requirement and such that the Company has the opportunity to obtain a protective order or other appropriate remedy.

c.	You specifically agree to comply with Paragraphs 7, 8 and 9 of your Offer Letter, dated April 11, 2023, which provisions are incorporated herein by reference.

d.	In further consideration of this Agreement, you understand and agree that, pursuant to 18 U.S.C. Section 1833(b), you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you (1) file any document containing the trade secret under seal; and (2) do not disclose the trade secret, except pursuant to court order.

e.	In the event you breach or threaten to breach any provision contained in this paragraph of the Agreement, the Company shall have the right to seek injunctive relief in any court of competent jurisdiction to have these provisions specifically enforced and to recover all reasonable attorneys’ fees in connection with all such efforts to enforce this paragraph. This right shall be in addition to, and not in lieu of, any other rights and remedies available to the Company in law or in equity.

f.	In further consideration of this Agreement, you agree that you will not make any statement in writing or orally (which shall include all electronic communications including, without limitation, texting, communications on social media sites such as Instagram, LinkedIn, TikTok and X) which reasonably could be construed as disparaging or defamatory about the Company and you agree to not disparage any Released Parties as defined in Exhibit A. The foregoing sentence is not, however, intended to prohibit communications required by law or permitted by Paragraph 3(i) below. Further, nothing in this Agreement prevents you from discussing or disclosing the details relating to a claim of discrimination, retaliation, or harassment. In the event you breach or threaten to breach any provision contained in this paragraph of the Agreement, the Company shall have the right to seek injunctive relief in any court of competent jurisdiction to have these provisions specifically enforced and to recover all reasonable attorneys’ fees in connection with all such efforts to enforce this paragraph. This right shall be in addition to, and not in lieu of, any other rights and remedies available to the Company in law or in equity.

g.	In further consideration of this Agreement, the Company agrees that, except as may be required by law, it will instruct its executive team, specifically Giri Devanur, Mike Logozzo, and Piyush Phadke, to refrain from making any false statements or impugning your reputation. This Agreement does not restrict any Company employee(s) from cooperating fully with, or otherwise assisting in: (i) any internal Company inquiry; (ii) any investigation by Congress, the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”), or any other federal, state or local regulatory or law enforcement agency or self-regulatory organization (“SRO”); or (iii) testifying, participating, or assisting in any judicial or other proceeding including, but not limited to, any proceeding relating to an alleged violation of any federal or other law relating to fraud or any rule or regulation of the EEOC, NLRB, OSHA, SEC or any SRO. In the event Company breaches or threatens to breach any provision contained in this paragraph of the Agreement, you shall have the right to seek injunctive relief in any court of competent jurisdiction to have these provisions specifically enforced and to recover all reasonable attorneys’ fees in connection with all such efforts to enforce this paragraph. This right shall be in addition to, and not in lieu of, any other rights and remedies available to the you in law or in equity.

h.	In further consideration of this Agreement, you agree to cooperate reasonably with the Company regarding administrative matters related to your broker license, including any necessary transfers, releases, or new applications required for the Company. You also agree to cooperate with any pending or future investigation, litigation, charge, or other legal proceeding in which the Company believes you may have knowledge concerning the subject thereof, except to the extent limited by Paragraph 3(i) below. In particular, but without limitation, you agree to make yourself available for meetings, interviews, depositions, and court or agency appearances, as requested by the Company, and to otherwise provide reasonable assistance to the Company upon request. The Company agrees to reimburse you for any reasonable travel or other incidental expenses incurred in connection with your obligations hereunder, provided you obtain advance written approval from an officer of the Company. Further, while the Company will pay for legal fees it incurs as a result of being named as a party in a legal proceeding, the Company will not reimburse you for independent legal counsel sought for the purpose of cooperating with or providing information during an ongoing legal proceeding.

i.	Nothing in this Agreement, including the Release, shall be construed to prohibit you from filing any charge or complaint, disclosing information to, or participating in or assisting with any investigation or proceeding conducted by, an administrative agency, including, but not limited to, the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”) or any state or local fair employment practices agency or other government enforcement agency.

j.	If you breach any portion of this Agreement, you agree to pay reasonable attorneys’ fees and costs incurred by the Company in connection with your breach.

k.	If you challenge the enforceability of this Agreement in a court of law or before any administrative agency and the Company prevails in enforcing or establishing the enforceability of this Agreement, you agree to pay reasonable attorneys’ fees and costs incurred by the Company in defending such challenge. Note, however, that this provision shall not apply to any charge, complaint, or claim you may make under the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq.

l.	SEC Rule 144. You acknowledge that the shares you hold are “restricted securities” under the Securities Act of 1933 and that, as a former executive officer, you are deemed an “affiliate” under SEC Rule 144. For up to ninety (90) days following your termination, any sale of such shares must comply with Rule 144’s affiliate requirements, including the six-month holding period, current public information, volume limits, manner of sale restrictions, and Form 144 filings, where applicable. After this period, if you are no longer an affiliate and not in possession of material nonpublic information, you may sell in accordance with Rule 144 as a non-affiliate, subject only to the holding period and public information requirements. You understand that the transfer agent may require a legal opinion before removing any restrictive legends.

m.	This Agreement and the offer of Severance Payments, as set forth in Paragraph 2, shall not be construed as an admission by the Company of any wrongdoing or any violation of federal, state, or local law, and the Company specifically disclaims any wrongdoing against, or liability, to you.

n.	This Agreement comprises the entire agreement between you and the Company concerning your separation from employment. This Agreement fully supersedes any prior understandings or agreements, whether written or oral, between you and the Company regarding the subject matter hereof.

o.	This Agreement shall be construed and governed for all purposes in accordance with the laws of the state of Ohio without regard to principles of conflict of laws. Any action arising out of or relating to this Agreement shall be brought in state or federal court of Ohio.

p.	In the event any portion of this Agreement is deemed to be invalid or unenforceable, that portion will be deemed omitted, and the remainder of this Agreement will remain in full force and effect. In addition, if any particular provision contained in this Agreement shall, for any reason, be held to be unlawfully overbroad, it shall be construed by limiting and reducing such provision so that the provision is enforceable to the fullest extent possible. A waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or estoppel of any subsequent breach by the party. No waiver shall be valid unless in writing and signed by you and an authorized officer of the Company.

q.	This Agreement may be signed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A signature made on a faxed or electronically mailed copy of the Agreement or a signature transmitted by facsimile or electronic mail will have the same effect as the original signature.

We thank you for your service to the Company and wish you the best of luck in your future endeavors.

reAlpha Tech Corp.

By:	/s/ Mike Logozzo
Mike Logozzo
President & Chief Operating Officer

Agreed to and Accepted by:

By:	/s/ Jorge Aldecoa
Jorge Aldecoa

Dated: March 27, 2025

EXHIBIT A

GENERAL RELEASE AND WAIVER OF CLAIMS

In consideration of the mutual promises and covenants contained herein, I, Jorge Aldecoa (“Employee”) and the Company, hereby agree as follows:

1.	All of the provisions contained in the February 27, 2025 letter to which this General Release and Waiver of Claims (the “Release”) is an exhibit shall be incorporated herein by reference. The term “Agreement” as set forth therein and as referenced in this Release shall mean the February 27, 2025 letter and the Release collectively.

2.	In consideration of the promises and covenants made by the Company in the Agreement, including but not limited to the Severance Payments set forth in Paragraph 2 of the February 27, 2025 letter to which this Release is an exhibit, Employee hereby agrees to the following:

a.	Employee knowingly and voluntarily, on behalf of himself, his heirs, executors, administrators, successors and assigns, irrevocably releases and forever discharges the Company, its subsidiaries and affiliates, and all of their parent organizations, predecessors, successors and assigns, officers, directors, trustees, employees, agents, attorneys and employee benefit plans (hereafter, the “Released Parties”) from all claims, demands or causes of action arising out of facts or occurrences prior to Employee’s execution of this General Release and Waiver of Claims (“Release”), whether known or unknown to Employee. Employee agrees that this Release is intended to be broadly construed so as to resolve any pending and potential disputes between Employee and the Company that Employee has up to Employee’s execution of this Release, whether such disputes are known or unknown to Employee, including, but not limited to: claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance; claims based on express, implied or quasi-contract; any action arising in tort, including, but not limited to libel, slander, defamation, intentional infliction of emotional distress, or negligence; any and all claims for wrongful or unlawful discharge; any and all claims arising out of or related to any aspect of Employee’s employment relationship with the Company or Employee’s hiring or the termination thereof; and any and all claims based on the following statutes, and any amendments thereto: the Age Discrimination in Employment Act (29 U.S.C. §621), as amended, Title VII of the Civil Rights Act of 1964 (42 U.S.C. §2000e), as amended, the Civil Rights Acts of 1866, 1871 and 1991 (42 U.S.C. §1981, §1983), as amended, the Employee Retirement Income Security Act (29 U.S.C. §1001), as amended (with respect to unvested benefits), the Family and Medical Leave Act (20 U.S.C. §2601), as amended, the Americans With Disabilities Act (42 U.S.C. §12101), as amended, the Occupational Safety and Health Act (29 U.S.C. §651), the Equal Pay Act of 1963 (29 U.S.C. §206(b)), as amended, the Consolidated Omnibus Budget Reconciliation Act, the Immigration Reform and Control Act, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.), as amended, any and all claims under the Ohio Civil Rights Act, the Ohio Equal Pay Statute, the Ohio Wage Payment Anti-Retaliation Statute, the Ohio Whistleblower’s Protection Act, the Ohio Workers’ Compensation Anti-Retaliation Statute, any and all claims under the Florida Civil Rights Act, Florida Whistleblower Protection Act, Florida Workers’ Compensation Law Retaliation Act, Florida Wage Discrimination Law, Florida Minimum Wage Act, Florida Equal Pay Law, Florida AIDS Act, Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida OSHA, the Florida Constitution, the Florida Fair Housing Act, Broward County Human Rights Act, or any other applicable federal, state or local law, statute, regulation, ordinance or order, and including all claims for, or entitlement to, back pay, front pay, attorneys’ fees, damages, reinstatement or injunctive relief. This release shall also include any discovery sought relating to any of the claims released by this Agreement.

b.	If any claim is not subject to release in Paragraph 2(a), to the extent permitted by law, Employee agrees that Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employee or any other of the Released Parties identified in this Release is a party.

3.	Employee hereby confirms that, to Employee’s knowledge, no claim, charge, complaint or action of any type by me (whether individual or as class, collective or consolidated action) against the Released Parties exists in any forum or form with respect to any matters covered by this Agreement. In the event that any such claim, charge, complaint or action exists or is filed, Employee agrees that Employee shall not be entitled to recover any relief or recovery therefrom, including but not limited to costs and attorney’s fees, and that the Released Parties are entitled to restitution, set-off or recoupment of all of the payments made pursuant to this Agreement. If it is discovered that there are any other claims, charges or lawsuits pending against any of the Released Parties, Employee agrees to execute and file a notice of withdrawal/dismissal with prejudice within five (5) days of receiving a demand from the Released Parties.

4.	By executing this Release, Employee hereby waives the right to recover, and agree not to seek any damages, remedies or other relief for Employee personally in any proceeding Employee may bring before the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”) or any state or local fair employment practices agency or other government enforcement agency, or in any proceeding brought by such agency on Employee’s behalf unless otherwise permitted by law. This Release does not affect, however, Employee’s right to receive and retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency.

5.	Further, Employee understands that by executing this Release, any rights or claims that cannot be lawfully waived are excluded by the Release and that, by executing the Release, Employee is not waiving any such rights or claims. This Release also does not release any rights or claims that may arise after the date on which Employee signs the Release. In addition, this Release is not intended to prohibit Employee from filing in good faith for and from receiving any workers’ compensation benefits from the Company’s workers’ compensation carrier for compensable injuries incurred during my employment.

6.	Employee acknowledges and agrees that the Severance Payments provided to Employee under Paragraph 2 of the letter to which this Release is an exhibit exceeds the nature and scope of that to which Employee would otherwise have been entitled to receive from the Company and constitutes adequate consideration for Employee promises herein.

7.	Employee and Company acknowledge and agree that:

a.	before signing this Release, Employee was given a period of at least twenty-one (21) calendar days to consider this Release; and

b.	Employee has read and understands this Release in its entirety, including the waiver of rights under the Age Discrimination in Employment Act; and

c.	Employee has been advised by the Company to consult with an attorney before signing this Release and this paragraph constitutes such advice in writing; and

d.	for a period of seven (7) days following Employee’s execution of this Release, Employee may revoke this Release by providing written notification to Mike Logozzo at and the Release shall not become effective or enforceable until the seven-day revocation period has expired; and

e.	Employee enters into this Release knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration; and

f.	the Company shall have the right, to the full extent permitted by law, to enforce this Release and to pursue any and all legal or equitable remedies against me in the event I violate this Release.

Executed on: March 27, 2025;	/s/ Jorge Aldecoa

reAlpha Tech Corp.

Executed on: March 27, 2025;	/s/ Mike Logozzo
President & Chief Operating Officer

10